UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

_______________________

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 17, 2012

TIFFANY & CO.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9494 (Commission File Number)	13-3228013 (I.R.S. Employer Identification No.)

727 Fifth Avenue, New York, New York (Address of principal executive offices)	10022 (Zip Code)

Registrant's telephone number, including area code:  (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.                       Submission of Matters to a Vote of Security Holders.

Registrant’s Annual Meeting of Stockholders held on May 17, 2012.  Three matters were voted upon at the meeting.

Matter One.  Election of Directors.  Each of the nine nominees listed below was elected a director of Registrant to hold office until the next annual meeting of the stockholders and until his or her successor has been elected and qualified.

Nominee	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
Michael J. Kowalski	94,415,479	2,467,214	43,291	9,746,659
Rose Marie Bravo	88,132,801	8,752,007	41,176	9,746,659
Gary E. Costley	95,594,487	1,209,914	121,583	9,746,659
Lawrence K. Fish	95,985,824	801,292	138,868	9,746,659
Abby F. Kohnstamm	95,053,071	1,772,340	100,573	9,746,659
Charles K. Marquis	95,067,068	1,768,277	90,639	9,746,659
Peter W. May	95,642,738	1,208,186	75,060	9,746,659
William A. Shutzer	95,762,275	1,114,777	48,932	9,746,659
Robert S. Singer	96,555,048	268,821	102,115	9,746,659

Matter Two.  Approval of the appointment by the Board of Directors of PricewaterhouseCoopers L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2013.

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
104,768,853	1,821,392	82,398	---

Matter Three.  Advisory Vote:  Approval of the compensation paid to the Company’s named executive officers.

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
92,710,555	3,545,211	670,218	9,746,659

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIFFANY & CO.

BY:	/s/ Patrick B. Dorsey
Patrick B. Dorsey
Senior Vice President, Secretary and General Counsel

Date:  May 23, 2012

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